Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Getpokerrakeback.com, a Nevada corporation (the “Company”), on Form 10-K for the fiscal year ended August 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), Hai Yan Huang, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 15, 2008	/S/ HAI YAN HUANG
Hai Yan Huang Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

[A signed original of this written statement required by Section 906 has been provided to Getpokerrakeback.com and will be retained by Getpokerrakeback.com and furnished to the Securities and Exchange Commission or its staff upon request.]